For Immediate Release
   NEWS RELEASE

Contacts:
Gastar Exploration Ltd.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / Anne Pearson
Dennard▪Lascar Associates: 713-529-6600
lelliott@DennardLascar.com/apearson@DennardLascar.com

Gastar Exploration USA Prices $125 Million of Additional 8 5/8% Senior Secured Notes Due 2018

HOUSTON, November 8, 2013 - Gastar Exploration USA (“Gastar USA”), a subsidiary of Gastar Exploration Ltd (the “Parent”) (NYSE MKT: GST) announced today the pricing of $125 million aggregate principal amount of its 8 5/8% Senior Secured Notes due 2018 (the “Additional Notes”). The Additional Notes mature on May 15, 2018 and were priced at 97.0% of the principal amount. The Additional Notes are being offered as additional notes to Gastar USA’s existing $200 million aggregate principal amount of 8 5/8% Senior Notes due 2018 that Gastar USA sold in a private placement on May 15, 2013. The Additional Notes and the notes issued on May 15, 2013 will be treated as a single class of debt securities and will have identical terms, other than the issue date.
The offering is expected to close on November 15, 2013. Gastar USA intends to use the net proceeds from the Offering to fund a portion of the costs associated with the separately announced pending acquisition of Mid-Continent assets from Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. (the “WEHLU Acquisition”). Closing of the Additional Notes will be conditional upon the satisfaction of all conditions to the closing of the pending WEHLU Acquisition except for the payment of the purchase price. The Additional Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws or blue sky laws and foreign securities laws.
The notes and the related guarantees will be offered only to qualified institutional buyers under Rule 144A under the Securities Act and to persons outside the United States under Regulation S under the Securities Act.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offers of the notes and the related guarantees will be made only by means of a private offering circular.
About Gastar Exploration
Gastar Exploration Ltd. is an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Gastar's principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves such as shale resource plays. Gastar is currently pursuing the development of liquids-rich natural gas in the Marcellus Shale in West Virginia and is also in the early stages of exploring and developing the Hunton Limestone horizontal oil play in Oklahoma. For more information, visit Gastar's website at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to the WEHLU Acquisition; risks relating to our purchase of assets from Chesapeake Energy, including the risk of being exposed to unknown contingencies or liabilities that could cause Gastar to not realize the expected benefits of the transaction and the risk that we may be required to fund the transaction by borrowing under our revolving credit facility; risks relating to the divestiture of our East Texas assets, including the risk that the transaction will not be completed or will be completed under different terms; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange

Commission (“SEC”), available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.
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